Exhibit 10.10

AMENDMENT

This Amendment is made as of the 21st day of June, 2005 by and between Hallmark Entertainment LLC, successor-in-interest to Hallmark Entertainment, Inc. (“Employer”) and Anthony Guido (“Employee”).

WHEREAS, Employer and Employee are parties to an Employment Agreement dated July 1, 1995, as amended July 1, 1996, July 1, 1999, June 15, 2000, September 25, 2001 and June 28, 2002 (the “Agreement”) which they desire to amend.

NOW THEREFORE, the parties hereto agree as follows:

1. Paragraph 2 of the Agreement is amended so that the Term of the Agreement is extended through June 30, 2007 subject to (a) extension as provided in Paragraph 8(f) of the Agreement and (b) termination of employment as provided in Paragraph 8 of the Agreement.

2. The first sentence of Paragraph 3(a) of the Agreement is amended so that Employee’s salary shall be $644,204 per year from July 1, 2005 through June 30, 2006 and $676,414.20 per year from July 1, 2006 through June 30, 2007. If Employee’s employment is extended for one year through June 30, 2008 pursuant to Paragraph 8(f), Employee’s salary shall be $696,706.62 during such additional year. Paragraph 3(b) (as amended in the July 1, 1996 Amendment), which provides a minimum 30% bonus, shall be in effect during any extended Term. Paragraph 3(e) is amended to provide for five (5) weeks of paid vacation per year.

3. Paragraph 8(b) is modified in its entirety to read as follows:

“Employer shall also have the right to terminate Employee’s employment at any time prior to three months before the expiration of the Term in addition to pursuant to Paragraph 8(a) by providing Employee with not less than ninety (90) days’ advance notice in writing. In the event of a termination pursuant to this Paragraph 8(b): (i) the Employer shall pay to the Employee within thirty (30) days after such termination occurs the same amounts as are payable to Employee pursuant to Paragraph 8(f), (A) and (B) (first paragraph), and except as set forth in clause (ii) of this sentence and Paragraph 15 of the Agreement, Employer shall have no further obligations to Employee hereunder; (ii) Employer shall be obligated to continue to make available to Employee Employee’s fringe benefits as set forth in Paragraph 3(e) (other than vacation) for the remainder of the Term from the date of such termination but in no event for less than a minimum of one year from the date of termination; (iii) if Employee shall be in violation of the provisions of Paragraph 5 or Paragraph 7, no further amounts shall be paid to Employee hereunder; and (iv) Employer will provide and pay for all reasonable expenses incurred in connection with executive outplacement services in New York City for Employee for as long as required by Employee, but not exceeding one year.”

4. Paragraph 8(f) is modified in its entirety to read as follows:

“If the Employer decides that it does not desire to continue Employee’s employment beyond June 30, 2007 (or beyond June 30, 2008 if Employee’s employment is extended for one year pursuant to this Paragraph), then Employer will give Employee at least 90 days prior written notice of such termination and Employee will receive within seven (7) days after such termination (A) a lump sum severance payment equal to the greater of (i) his salary for the balance of the Term or (ii) eighteen (18) months salary (at the then current rate) and (B) a bonus payment equal to 30% of his severance payment, plus other benefits (e.g. COBRA and outplacement, both at Employer’s expense) required under the Agreement. If the Employer does not timely give such 90-day notice, the Term will be automatically extended to June 30, 2008 on the terms outlined in the Agreement and this Amendment.”

“If the Term is extended to June 30, 2008 and the parties (for reasons other than those stated in Paragraph 8(c)) do not renew or replace the Agreement for a period after June 30, 2008 on terms as favorable to Employee as contained in this Amendment (e.g. similar percentage increases in salary and bonus), the Employee will receive within seven (7) days after the Term expires (A) a lump sum severance payment equal to eighteen (18) months salary (at the then current rate) and (B) a bonus payment equal to 30% of his severance payment, plus other benefits (e.g. COBRA and outplacement, both at Employer’s expense) required under the Agreement.”

5. Employee’s title for the remainder of the Term will be Executive Vice President, Legal and Business Affairs. Employee will report only to one of the following: the Chief Operating Officer, the Chief Executive Officer or the Chief Financial Officer of Employer or to a higher position. Employee currently reports to the Chief Operating Officer of Employer. Employee’s reporting relationship is of the essence.

6. Paragraph 15 is amended to modify the Amendment thereto dated September 25, 2001 so that a provision added by such Amendment is restated in its entirety to read:

“Employer agrees to indemnify and hold harmless Employee from any charges, claims, damages, costs, judgments, decrees, losses, legal fees and expenses at standard rates, penalties, demands, liabilities and causes of action (collectively, “Claims”) of any nature whatsoever made by third parties against Employee (but excepting any Claims by Employer or its affiliates against Employee), whether or not groundless, arising or resulting from or in connection with Employee’s employment (whether past, present, or future) by Employer pursuant to the Agreement. This indemnity shall survive the expiration or termination of the Agreement.”

2

7. All other terms and conditions of the Agreement remain unchanged.

HALLMARK ENTERTAINMENT LLC
By:	/s/ Peter von Gal
Peter von Gal

/s/ Anthony Guido
Anthony Guido

3

AMENDMENT

This Amendment is made as of the 28th day of June, 2002 by and between Hallmark Entertainment LLC, successor-in-interest to Hallmark Entertainment, Inc. (“Employer”) and Anthony Guido (“Employee”).

WHEREAS, Employer and Employee are parties to an Employment Agreement dated July 1, 1995, as amended July 1, 1996, July 1, 1999, June 15, 2000 and September 25, 2001 (the “Agreement”) which they desire to amend.

NOW THEREFORE, the parties hereto agree as follows:

1. Paragraph 2 of the Agreement is amended so that the Term of the Agreement is extended through June 30, 2004 subject to (a) extension as provided in Paragraph 8(f) of the Agreement and (b) termination of employment as provided in Paragraph 8 of the Agreement.

2. The first sentence of Paragraph 3(a) of the Agreement is amended so that Employee’s salary shall be $484,000 per year from July 1, 2002 through June 30, 2003 and $532,400 per year from July 1, 2003 through June 30, 2004. If Employee’s employment is extended for one year through June 30, 2005 pursuant to Paragraph 8(f), Employee’s salary shall be $585,640 during such additional year. Paragraph 3(b) (as amended in the July 1, 1996 Amendment), which provides a minimum 30% bonus, shall be in effect during any extended Term.

3. Paragraph 8(b) is modified in its entirety to read as follows:

“Employer shall also have the right to terminate Employee’s employment at any time prior to three months before the expiration of the Term in addition to pursuant to Paragraph 8(a) by providing Employee with not less than ninety (90) days’ advance notice in writing. In the event of a termination pursuant to this Paragraph 8(b): (i) the Employer shall pay to the Employee within thirty (30) days after such termination occurs the same amounts as are payable to Employee pursuant to Paragraph 8(f), (A) and (B) (first paragraph), and except as set forth in clause (ii) of this sentence and in the amendment dated September 25, 2001, Employer shall have no further obligations to Employee hereunder; (ii) Employer shall be obligated to continue to make available to Employee Employee’s fringe benefits as set forth in Paragraph 3(e) (other than vacation) for the remainder of the Term from the date of such termination but in no event for less than a minimum of one year from the date of termination; (iii) if Employee shall be in violation of the provisions of Paragraph 5 or Paragraph 7, no further amounts shall be paid to Employee hereunder; and (iv) Employer will provide and pay for all reasonable, expenses incurred in connection with executive outplacement services in New York City for Employee for as long as required by Employee, but not exceeding one year.”

4. Paragraph 8(f) is modified in its entirety to read as follows:

“If the Employer decides that it does not desire to continue Employee’s employment beyond June 30, 2004 (or beyond June 30, 2005 if Employee’s employment is extended for one year pursuant to this Paragraph), then Employer will give Employee at least 90 days prior written notice of such termination and Employee will receive within seven (7) days after such termination (A) a lump sum severance payment equal to the greater of (i) his salary for the balance of the Term or (ii) eighteen (18) months salary (at the then current rate) and (B) a bonus payment equal to 30% of his severance payment, plus other benefits (e.g. COBRA and outplacement, both at Employer’s expense) required under the Agreement. If the Employer does not timely give such 90-day notice, the Term will be automatically extended to June 30, 2005 on the terms outlined in the Agreement and this Amendment.”

“If the Term is extended to June 30, 2005 and the parties (for reasons other than those stated in Paragraph 8(c)) do not renew or replace the Agreement for a period after June 30, 2005 on terms as favorable to Employee as contained in this Amendment (e.g. similar percentage increases in salary and bonus), the Employee will receive within seven (7) days after the Term expires (A) a lump sum severance payment equal to eighteen (18) months salary (at the then current rate) and (B) a bonus payment equal to 30% of his severance payment, plus other benefits (e.g. COBRA and outplacement, both at Employer’s expense) required under the Agreement.”

5. Employee’s title for the remainder of the Term will be Executive Vice President, Legal and Business Affairs. Employee will report only to one of the following: the Chief Operating Officer, the Chief Executive Officer or the Chief Financial Officer of Employer or to a higher position. Employee currently reports to the Chief Operating Officer of Employer. Employee’s reporting relationship is of the essence.

6. All other terms and conditions of the Agreement remain unchanged.

HALLMARK ENTERTAINMENT LLC
By:	/s/ Peter von Gal
Peter von Gal

/s/ Anthony Guido
Anthony Guido

2

AMENDMENT

This Amendment is made as of the 1st day of July, 1999 by and between Hallmark Entertainment, Inc., (“Employer”) and Anthony Guido (“Employee”).

WHEREAS, Employer and Employee are parties to an Employment Agreement dated July 1, 1995, as amended (the “Agreement”) which they desire to amend;

NOW, THEREFORE, the parties hereto agree as follows:

1. Paragraph 2 of the Agreement is amended so that the Term of the Agreement is extended through June 30, 2001 subject to (a) extension as provided in Paragraph 8(f) of the Agreement and (b) termination of employment as provided in Paragraph 8 of the Agreement.

2. The first sentence of Paragraph 3(a) of the Agreement is amended so that Employee’s salary shall be $360,000 per year from July 1, 1999 through June 30, 2000 and $400,000 per year from July 1, 2000 through June 30, 2001. If Employee’s employment is extended for one year through June 30, 2002 pursuant to Paragraph 8(f), Employee’s salary shall be $440,000 during such additional year. Paragraph 3(b) (as amended in the July 1, 1996 Amendment), which provides for a minimum 30% bonus, shall be in effect during any extended Term.

3. Paragraph 8(f) is modified in its entirety to read as follows:

“If the Employer decides that it does not desire to continue Employee’s employment beyond June 30, 2001, Employer will give Employee at least 120 days prior written notice thereof and Employee will receive within seven days after such notice (A) a lump sum severance payment equal to the greater of (i) his salary for the balance of the Term or (ii) fifteen months salary (at the then current rate) and (B) a bonus payment equal to 30% of his severance payment, plus other benefits (e.g., COBRA and outplacement) required under the Agreement. If the Employer does not timely give such 120-day notice, the Term will be extended to June 30, 2002 on the terms outlined in the Agreement and this Amendment.

“If the Term is extended to June 30, 2002 and the parties do not renew or replace the Agreement for a period after June 30, 2002 on terms as favorable to Employee as contained in this Amendment (e.g., similar percentage increases in salary and bonus), the Employee will receive within seven days after the Term expires (A) a lump sum severance payment equal to fifteen months salary (at the then current rate) and (B) a bonus payment equal to 30% of his severance payment, plus other benefits (e.g., CORBA and outplacement) required under the Agreement.”

4. Employee’s title for the remainder of the Term will be Executive Vice President, Legal and Business Affairs. Employee will report only to one of the following: the Chief Operating Officer, the Chief Executive Officer or the Chief Financial Officer of Employer or to a

higher position. Employee currently reports to the Chief Operating Officer of Employer Employee’s reporting relationship is of the essence.

5. All other terms and conditions of the Agreement remain unchanged.

HALLMARK ENTERTAINMENT, LLC.
By:	/s/ Peter von Gal
President

/s/ Anthony Guido
Anthony Guido

2

AMENDMENT

This Amendment is made this 1st day of July, 1996 by and between Hallmark Entertainment, Inc. (“Employer”) and Anthony Guido (“Employee”).

WHEREAS, Employer and Employee are parties to an Employment Agreement dated January 1, 1995 (the “Agreement”) which they desire to amend;

NOW, THEREFORE, the parties hereto agree as follows:

1. Paragraph 2 of the Agreement is amended so that the Term of the Agreement is extended through June 30, 1998 subject to (a) extension as provided in Paragraph 8(f) of the Agreement and termination of employment as provided in Paragraph 8 of the Agreement.

2. The first sentence of Paragraph 3(a) of the Agreement is amended so that Employee’s salary shall be $260,000 per year from July 1, 1996 through June 30, 1997 and $300,000 per year from July 1, 1997 through June 30, 1998. If Employer elects, pursuant to Paragraph 8(f), to continue Employee’s employment for an additional year beyond June 30, 1998, Employee’s salary shall be $320,000 during such additional year.

3. Paragraph 3(b) shall be amended in its entirety to read as follows:

“(b) Bonus. Employee shall receive such annual bonus as the Employer determines in its sole discretion, provided such bonus shall be at least 30% of Employee’s then annual salary rate.”

4. Paragraph 8(b), second sentence, is modified so that the reference to “Paragraph 3(a)” is changed to “Paragraph 3” and the reference to “salary” shall be followed by the words “and bonus” Paragraph 8(b)(iv) is modified by substituting the words “one year” for “nine months”.

5. Paragraph 8(f) is modified in its entirety to read as follows:

“At least three months prior to the expiration of the initial or any extended Term, Employer shall notify Employee pursuant to Paragraph 8(b) in writing if Employer does not desire to continue Employee’s employment beyond the current Term. If Employee’s employment is not extended beyond the expiration of the current Term, such employment shall terminate as of the end of the Term; within seven (7) days after the expiration of the Term, Employer shall pay to Employee a severance amount equal to one year’s salary and one year’s bonus, plus one week’s salary and bonus for each year of the Term which has elapsed since December 31, 1996 (at the annual rate in effect at the expiration of the Term) and Employee shall receive the same benefits as set forth in Paragraph 8(b)(ii) and (iv) as amended, for the aforementioned one year period.”

6. All other terms of the Agreement remain in effect, except as modified herein.

HALLMARK ENTERTAINMENT, INC.
By	/s/ Peter von Gal
Title
/s/ Anthony Guido
Anthony Guido

2

EMPLOYMENT AGREEMENT

Agreement, made as of this 1st day of January, 1995, between Hallmark Entertainment, Inc., a Delaware corporation with offices at 156 West 56th Street, New York, New York 10019 or its permitted assigns (“Employer”), and Anthony Guido, 460 Waverly Road, Yorktown Heights, NY 10598 (“Employee”).

WITNESSETH:

WHEREAS, Employer desires to retain the services of Employee and Employee desires to be employed by Employer upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto agree as follows:

1. Employment and Duties. (a) Effective January 1, 1995 (the “Effective Date”), Employer hereby employs Employee and Employee hereby agrees to serve as Senior Vice President of Business Affairs and Acquisitions of Employer reporting to the Senior Vice President-Finance of Employer. Employee agrees to perform such services consistent with Employee’s position as shall, from time to time, be assigned to Employee by the Senior Vice President-Finance. Employee shall use Employee’s best efforts to promote the interests of Employer and shall devote Employee’s full business time, energy and skill exclusively to the business and affairs of Employer during the “Term” (as “Term” is defined in Paragraph 2 below).

(b) Employee’s primary duties shall consist of such duties assigned to him by the Senior Vice President-Finance involving negotiation, preparation, oversight of others in the negotiation and preparation, of contracts (as requested by Employer), including but not limited to production/development contracts, option agreements, talent contracts, sales and distribution agreements, asset purchase agreements, and copyright administration. All such contracts will be subject to final approval by Employer.

(c) During the course of Employee’s employment hereunder, Employer may be incorporating subsidiary production companies for the development of individual television programs and other audiovisual properties (collectively, the “Properties” and individually, a “Property”). Employer shall have the right to loan or make available, without additional compensation to Employee, Employee’s services as an officer or director of any such subsidiary to Hallmark Cards, Incorporated (“Hallmark”) or its subsidiaries or to perform distribution services for any Property owned or controlled by Hallmark or any such subsidiary, provided, that his duties as an officer of any such subsidiary shall be consistent with his duties hereunder. Employee further agrees that all the terms of this Employment Agreement shall be applicable to Employee’s services for Hallmark and each such subsidiary.

2. Term of Employment.

The initial term of Employee’s employment with Employer shall commence on the Effective Date and shall expire on December 31, 1996 subject to (a) extension as provided in Paragraph 8(f) of this Agreement (“Term”) and (b) termination of employment as provided in Paragraph 8 of this Agreement.

3. Compensation.

(a) Salary. As compensation for Employee’s services hereunder, Employer shall pay to Employee a salary at the minimum rate of $180,000 per year through December 31, 1995 and at a minimum rate per year of the Term thereafter which is increased by 10% over the rate in effect in the prior year. Such salary shall be earned weekly, in arrears. Employer shall review such salary at least annually for possible increases.

(b) Optional Bonus. Employee shall receive such annual bonus as the Employer determines in its sole discretion, provided such bonus, if any, shall be based on performance of Employee and shall be commensurate with bonuses received by other employees of Employer at a level substantially similar to that of Employee.

(c) Withholding. All payments of salary shall be made in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer. Employer shall be entitled to deduct from each payment of compensation to Employee such items as federal, state and local income taxes, FICA, unemployment insurance and disability contributions, and such other deductions as may be required by law.

(d) Expenses. During the Term, Employer shall pay or reimburse Employee on an accountable basis for all reasonable and necessary out-of-pocket expenses for entertainment, travel, meals, hotel accommodations and other expenditures, including monthly parking charges in New York City incurred with daily commuting, incurred by Employee in connection with

Employee’s services to Employer in accordance with Employer’s expense account policies for its senior executive personnel.

(e) Fringe Benefits. During the Term, Employee shall be entitled to receive the following fringe benefits: (i) paid vacation per year according to Employer’s policy applied to its employees generally but at least 3 weeks, (ii) group medical insurance, and (iii) any other fringe benefits that may become available to senior executives of Employer.

4. Place of Employment. During the Term, Employee shall be required to perform Employee’s duties at the principal office of Employer set forth above, or at such other locations in the New York metropolitan area as Employer may designate, and Employee shall undertake all reasonable travel required by Employer in connection with the performance of Employee’s duties hereunder.

5. Confidentiality; Intellectual Property; Name and Likeness.

(a) Employee agrees that Employee will not during the Term or thereafter divulge to anyone (other than Employer or any persons designated by Employer) any knowledge or information of any type whatsoever of a confidential nature relating to the business of Employer or any of its subsidiaries or affiliates, including, without limitation, all types of trade secrets, business strategies, marketing and distribution plans as well as ideas, proposals, plans, scripts, treatments and formats described in subparagraph (b) below. Employee further agrees that Employee will not disclose, publish or make use of any such knowledge or information of a confidential nature (other than in the performance of Employee’s duties hereunder) without the prior written consent of Employer. This provision does not apply to information which becomes available publicly without the fault of Employee or information which Employee is required to disclose in legal proceedings, provided Employee gives advance notice to the President of Employer and an opportunity to Employer to resist such disclosure.

(b) During the Term, Employee will disclose to Employer all ideas, proposals, plans, scripts, treatments, and formats invented or developed by Employee which relate directly or indirectly to the business of Employer or any of its subsidiaries or affiliates including, without limitation, any ideas, proposals and plans which may be copyrightable, trademarkable, patentable or otherwise exploitable. Employee agrees that all such ideas, proposals, plans, scripts, treatments, and formats are and will be the property of Employer. Employee further agrees, at

Employer’s request, to do whatever is necessary or desirable to secure for the Employer the rights to said ideas, proposals, plans, scripts, treatments, and formats, whether by copyright, trademark, patent or otherwise and to assign, transfer and convey the rights thereto to Employer. Nothing in this Paragraph 5(b) shall apply to an original work written and composed by Employee tentatively entitled “Nutcracker: The Musical,” or to Employee’s activities permitted under the proviso to Paragraph 7(a).

(c) Employer shall have the right in perpetuity to use Employee’s name, in connection with credits for Properties for which Employee performs any services, and during the Term and for one year thereafter otherwise in connection with the Employer and its business.

6. Employee’s Representations. Employee represents and warrants that:

(a) Employee has the right to enter into this Agreement and is not subject to any contract, commitment, agreement, arrangement or restriction of any kind which would prevent Employee from performing Employee’s duties and obligations hereunder;

(b) Employee is currently in good health and to the best of Employee’s knowledge, Employee is not subject to any undisclosed medical condition which might have a material effect on Employee’s ability to perform satisfactorily Employee’s services hereunder.

7. Non-Competition; No Raid.

(a) During the Term, Employee shall not engage directly or indirectly, whether as an employee, independent contractor, consultant, partner or otherwise, in a business or other endeavor which interferes with any of his duties or obligations hereunder or which is competitive with the business of the Employer or its subsidiaries, including but not limited to the production, distribution or any other exploitation of audiovisual material (the “Other Business”), provided that nothing herein shall prohibit Employee on his own personal time, from writing original stage musicals and selling or licensing the rights to same solely for live theatrical performances and provided further that Employee may invest in up to 1% of the equity securities of any publicly traded corporation.

(b) Employee further agrees that during the Term and for a period of six months thereafter, Employee will not employ or attempt to employ or assist anyone else to employ any person who is, at the date of expiration of Employee’s employment, working as an officer, policymaker or in creative development or distribution (including without limitation executive employees) for or rendering services as such to Employer.

(c) In consideration of Employer’s agreements herein, Employee further agrees that except in the event (x) of his termination without cause as defined herein, (y) termination upon expiration of the Term, or (z) determination by a court of competent jurisdiction that termination of Employee’s employment constituted a substantial breach of this agreement by Employer, in addition to the obligations imposed by Paragraphs 7(a) but subject to the provisos of Paragraph 7(a) and (b) hereof, for six months following the termination of his employment with Employer he will not engage directly or indirectly, whether as an employee, independent contractor, consultant, partner, shareholder (other than as permitted by paragraph 7(a)) or otherwise, in a business or other endeavor which is competitive with the business of the Employer or its subsidiaries including Other Business in the U.S. Employee specifically acknowledges that he is of special, unique and extraordinary value to Employer because of, inter alia, his personal relationships with exhibitors and distributors; that if he were to leave Employer and compete with it, Employer’s business would be materially damaged; that as a key executive of Employer, he has access to all confidential information, trade secrets, and the like, of Employer; and that in view of the foregoing, the restrictions imposed by this Paragraph 7(c) are reasonably necessary to protect Employer against unfair competition by Employee and are not unduly burdensome to Employee. Accordingly in the event of a breach of this Paragraph 7(c) by Employee, Employer shall have all of the remedies available to it under paragraph 9 hereof in addition to any other remedies available to Employer at law or equity.

8. Termination.

(a) Employee’s employment may be terminated prior to the expiration of the Term on ten business days’ written notice for any one of the following reasons (except (i) in which case termination shall occur on the date of death):

(i) The death of Employee;

(ii) The physical or mental disability of Employee to such an extent that it impairs the ability of Employee to effectively render services to Employer for a continuous period exceeding an aggregate of 130 business days during any twelve month period of the Term. For purposes of counting the aggregate of 130 business days, days properly designated by Employee as vacation days shall not be counted;

(iii) For “cause,” which for purposes of this Agreement shall be defined as:

(A) the use of drugs and/or alcohol which interfere materially with Employee’s performance of Employee’s services under this Agreement;

(B) Employee’s conviction of any act which constitutes a felony under federal, state or local laws or the law of any foreign country;

(C) Employee’s persistent failure after written notice to perform, or Employee’s persistent refusal to perform after written notice, Employee’s duties and responsibilities pursuant to this Agreement which materially adversely affects Employer’s business or financial condition; or

(D) Employee’s dishonesty in non-trivial financial dealings with or on behalf of Employer, its subsidiaries, affiliates and parent corporation or in connection with performance of his duties hereunder.

(b) Employer shall also have the right to terminate Employee’s employment at any time prior to three months before the expiration of the Term in addition to pursuant to Paragraph 8(a) above by providing Employee with not less than thirty (30) days’ advance notice in writing. In the event of a termination pursuant to this Paragraph 8(b): (i) the Employer shall pay to the Employee within thirty (30) days after such termination occurs the remaining amounts described in Paragraph 3(a) above for the balance of the Term (except if termination occurs after the first year of the Term, in which case the total amount payable to Employee shall be Employee’s salary for a period equaling 12 months at the annual rate in effect at the time of termination) as if there had been no termination of Employee’s employment, and except as set forth in clause (ii) of this sentence, Employer shall have no further obligations to Employee hereunder; (ii) Employer shall be obligated to continue to make available to Employee Employee’s fringe benefits as set forth in Paragraph 3(e) (other than vacation) for the remainder of the Term from the date of such termination or for a minimum of one year from the date of termination if termination occurs in the second year of the Term; (iii) if Employee shall be in violation of the provisions of Paragraph 5 or Paragraph 7, no further amounts shall be paid to Employee hereunder; and (iv) Employer will provide and pay for all reasonable expenses incurred in connection with executive outplacement services in New York City for Employee for as long as required by Employee, but not exceeding nine months.

(c) In the event that Employer terminates this Agreement due to any of the reasons set forth in Paragraphs 8(a)(i) and 8(a)(iii)(A)-(D) above, Employee shall be paid Employee’s salary through the later of the expiration of the ten (10) business days period referred to in Paragraph 8(a) or the end of the month in which the termination event occurs after which Employer’s obligation to pay salary to Employee shall terminate. Should Employer terminate this Agreement due to Employee’s disability as defined above in Paragraph 8(a)(ii), Employee shall continue to receive three months of salary unless the term of this Agreement was scheduled (without giving effect to any renewal period under Paragraph 8(f)) to expire during said three month period, in which case Employee shall receive Employee’s salary only up to the expiration date of this Agreement. After making the payments provided for in this sub-paragraph (c), Employer shall have no further obligations to Employee.

(d) Upon termination of Employee’s employment, Employee shall promptly return all of Employer’s property to Employer.

(e) Upon termination of Employee’s employment for any reason, Employee shall tender Employee’s resignation from the Board of Directors of any of Employer’s subsidiaries or affiliates on which Employee is serving.

(f) Unless, at least three months prior to the expiration of the initial or any extended Term, Employer has notified Employee in writing that Employer does not desire to continue Employee’s employment beyond the current Term, the Term shall be continued for one additional year on the same terms and conditions subject to any adjustment required by Paragraph 3(a) unless otherwise agreed by the parties in writing. If Employer has given written notice to Employee in accordance with the prior sentence that it does not desire to continue Employee’s employment beyond the expiration of the current Term, such employment shall terminate as of the end of the Term; within seven (7) days after the expiration of the Term, Employer shall pay to Employee a severance amount equal to one year’s salary, plus one week’s salary for each year of the Term which has elapsed in excess of two years (at the annual rate in effect at the expiration of the Term) less salary amounts, if any, paid to Employee services rendered after the expiration of the Term.

If Employee shall be in violation of Paragraph 5 or Paragraph 7, no amounts shall be paid to Employee pursuant to this Paragraph 8(f).

(g) Nothing in this Paragraph 8 shall be in diminution or derogation of any benefits to which Employee is entitled under COBRA. (the Consolidated Omnibus Budget Reconciliation Act of 1985). Employer shall reimburse Employee for any COBRA costs incurred by him during any period after termination of employment for which he is receiving a severance amount under Paragraph 8(f).

9. Breach; Remedies. (a) Both parties recognize that the services to be rendered under this Agreement by Employee are special, unique and extraordinary in character, and that in the event of the breach by Employee of the terms and conditions of this Agreement, Employer shall be entitled, inter alia, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, and to seek to enforce the specific performance thereof by Employee, and/or to seek to enjoin Employee from performing services for any other person, firm or corporation. The parties further stipulate that the law of Missouri shall apply to any dispute or action regarding this agreement and Employee agrees to submit to the jurisdiction of any court of competent jurisdiction in Missouri in any such action and agrees to waive all objections to such jurisdiction, including (but not limited to) any objections based upon lack of personal jurisdiction or venue or forum non conveniens.

(b) Notwithstanding the foregoing, except when a party is seeking an injunction or specific performance hereunder, the parties agree to submit any dispute concerning this Agreement to binding arbitration. The parties may agree to submit the matter to a single arbitrator or to several arbitrators, may require that arbitrators possess special qualifications or expertise or may agree to submit a matter to a mutually acceptable firm of experts for decision. In the event the parties shall fail to thus agree upon terms of arbitration within twenty (20) days from the first written demand for arbitration, then such disputed matter shall be settled by arbitration under the Rules of the American Arbitration Association, by three arbitrators appointed in accordance with such Rules. Such arbitration shall be held in New York City. Once a matter has been submitted to arbitration pursuant to this section, the decision of the arbitrators reached and promulgated as a result thereof shall be final and binding upon all parties. The cost of arbitration shall be shared equally by the parties and each party shall pay the expenses of his/its attorneys, except that the arbitrators shall be entitled to award the costs of arbitration, attorneys and accountants’ fees, as well as costs, to the party that they determine to be the prevailing party in any such arbitration.

10. Assignment. This Agreement is a personal contract and, except as specifically set forth herein, the rights, interests and obligations of Employee herein may not be sold, transferred, assigned, pledged or hypothecated. The rights and obligations of Employer hereunder shall bind in their entirety the successors and assigns of Employer, including Hallmark Entertainment, Inc. and Signboard Hill Productions, Inc. if Employer elects to assign this Agreement to one of them. As used in this Agreement, the term “successor” shall include any person, firm, corporation or other business entity which at the time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of Employer.

11. Amendment; Captions. This Agreement contains the entire agreement between the parties. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Paragraph headings are for convenience of reference only and shall not be considered a part of this Agreement. If any clause in this Agreement is found to be unenforceable, illegal or contrary to public policy, the parties agree that this Agreement shall remain in full force and effect except for such clause.

12. Prior Agreements. This Agreement supersedes and terminates all prior agreements between the parties relating to the subject matter herein addressed, and sets out the full agreement between the parties concerning its subject matter.

13. Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed effective when delivered in person or, if mailed, by registered or certified mail, return receipt requested, in which case the notice shall be deemed effective on the date of deposit in the mails, postage prepaid, addressed to Employee at Employee’s then current address, and, in the case of Employer, addressed to its President with a copy to General Counsel, Hallmark Cards, Incorporated, 2501 McGee Trafficway, Kansas City, Missouri 64108. Either party may change the address to which notices are to be addressed by notice in writing given to the other in accordance with the terms hereof.

14. Periods of Time. Whenever in this Agreement there is a period of time specified for the giving of notices or the taking of action, the period shall be calculated excluding the day on which the giver sends notice and excluding the day on which action to be taken is actually taken.

15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument.

IN WITNESS WHEREOF, Employer has by its appropriate officer signed this Agreement and Employee has signed this Agreement as of the day and year first above written.

HALLMARK ENTERTAINMENT, INC.
By:	/s/ Mike Durney
Title	SVP - Finance

EMPLOYEE:

/s/ Anthony Guido
Anthony Guido

The Employment Agreement dated November 16, 1993 between the undersigned parties is terminated as of the Effective Date of this Agreement.

RHI ENTERTAINMENT, INC.
By:	/s/ Mike Durney
Title	SVP - Finance

/s/ Anthony Guido
Anthony Guido